	One Arin Park	Phone 732-671-2244
Certified Public Accountants	1715 Highway 35
& Managemnt Consultants	Middletown, NJ 07748

March 14, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Classic Rules Judo Championships, Inc.’s statements included under Item 4.01 of the Form 8-K report it will file and we agree with such statements concerning our firm.

/s/Meyler & Company, LLC